EX-99.h3

                            ADMINISTRATION AGREEMENT

This Agreement is made as of January 31, 2001, between JNL Series Trust, a Massachusetts business trust ("Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("Administrator").

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and has established several separate series of shares ("Series"), with each Series having its own assets and investment policies; and

WHEREAS, the Trust desires to retain the Administrator to furnish administrative services to each Series listed in Schedule A attached hereto, and to such other Series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Administrator is willing to furnish such services,

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.  SERVICES OF THE ADMINISTRATOR

     1.1 Administrative Services. The Administrator shall supervise each Series' business and affairs and shall provide such services required for effective administration of such Series as are not provided by employees or other agents engaged by such Series; provided, that the Administrator shall not have any obligation to provide under this Agreement any direct or indirect services to a Series' shareholders, any services related to the distribution of a Series' shares, or any other services that are the subject of a separate agreement or arrangement between a Series and the Administrator. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

     1.1.1 Office Space, Equipment and Facilities. Furnish without cost to each Series, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Series' needs;

     1.1.2 Personnel. Provide, without remuneration from or other cost to each Series, the services of individuals competent to perform all of the Series' executive, administrative and clerical functions that are not performed by employees or other agents engaged by the Series or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Series;

     1.1.3 Agents. Assist each Series in selecting and coordinating the activities of the other agents engaged by the Series, including the Series' custodian, independent auditors and legal counsel;

     1.1.4 Trustees and Officers. Authorize and permit the Administrator's directors, officers or employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust or any Series;

     1.1.5 Books and Records. Ensure that all financial, accounting and other records required to be maintained and preserved by each Series are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations; and

     1.1.6 Reports and Filings. Assist in the preparation of all periodic reports by each Series to shareholders of such Series and all reports and filings required to maintain the registration and qualification of the Series and the Series' shares, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws.

2. EXPENSES OF EACH SERIES

     2.1 Expenses to Be Paid by the Administrator. If the Administrator pays or assumes any expenses of the Trust or a Series not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Trust or to a Series under any separate agreement or arrangement between the parties.

     2.1.1 Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property;

     2.1.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including, but not limited to, the charges of any shareholder servicing agent, dividend disbursing agent or other agent engaged by a Series to service shareholder accounts;

     2.1.3 Shareholder Reports. All expenses of preparing, setting type, printing and distributing reports and other communications to shareholders of a Series;

     2.1.4 Prospectuses. All expenses of preparing, setting in type, printing and mailing annual or more frequent revisions of a Series' Prospectus and SAI and any supplements thereto and of supplying them to shareholders of the Series and Account holders;

     2.1.5 Pricing and Series Valuation. All expenses of computing a Series' NAV per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Series' investments;

     2.1.6 Communications. All charges for equipment or services used for communications between the Administrator or the Series and any custodian, shareholder servicing agent, accounting services agent, or other agent engaged by a Series;

     2.1.7 Legal and Accounting Fees. All charges for services and expenses of a Series' legal counsel and independent auditors;

     2.1.8 Trustees' Fees and Expenses. All compensation of Trustees, all expenses incurred in connection with such Trustees' services as Trustees, and all other expenses of meetings of the Trustees or committees thereof;

     2.1.9 Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor;

     2.1.10 Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Series in a manner approved by the Trustees;

     2.1.11 Trade Association Fees. Its proportionate share of all fees, dues and other expenses incurred in connection with the Trust's membership in any trade association or other investment organization;

     2.1.12 Salaries. All salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of the Administrator.

     2.2 Expenses to Be Paid by the Series. Each Series shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between such Series and the Administrator. Expenses to be borne by such Series shall include both expenses directly attributable to the operation of that Series and the offering of its shares, as well as the portion of any expenses of the Trust that is properly allocable to such Series in a manner approved by the Trustees of the Trust ("Trustees"). Subject to any separate agreement or arrangement between the Trust of a Series and the Administrator, the expenses hereby allocated to each Series, and not to the Administrator, include, but are not limited to:

     2.2.1 Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Trust and each Series under the 1940 Act and the registration of each Series' shares under the Securities Act of 1933 (the "1933 Act");

     2.2.2 State Registration Fees. All fees and expenses of qualifying and maintaining the qualification of the Trust and each Series and of each Series' shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of each Series under all other laws applicable to a Series or its business activities (including registering the Series as a broker-dealer, or any officer of the Series or any person, as agent or salesman of the Series in any state), if applicable;

     2.2.3 Brokerage Commissions. All brokers' commissions and other charges incident to the purchase, sale or lending of a Series' securities;

     2.2.4 Taxes. All taxes or governmental fees payable by or with respect to a Series to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

     2.2.5 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Series is a party and the expenses a Series may incur as a result of its legal obligation to provide indemnification to the Trust's officers, Trustees and agents;

     2.2.6 Investment Advisory Services. Any fees and expenses for investment advisory services that may be incurred or contracted for by a Series.

3.  ADMINISTRATION FEE

     3.1 Fee. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Administrator to or for each Series under this Agreement, such Series shall pay the Administrator an annual fee as set out in Schedule B to this Agreement.

     3.2 Computation and Payment of Fee. The administration fee shall accrue on each calendar day; and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals for each Series shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual administration fee rate (as set forth in Schedule B hereto), and multiplying the product by the NAV of such Series, determined in the manner set forth in such Series' then-current Prospectus, as of the close of business on the last preceding business day on which such Series' NAV was determined.

4.  OWNERSHIP OF RECORDS

All records required to be maintained and preserved by each Series pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of such Series are the property of such Series and shall be surrendered by the Administrator promptly on request by the Series; provided, that the Administrator may at its own expense make and retain copies of any such records.

5.  REPORTS TO ADMINISTRATOR

Each Series shall furnish or otherwise make available to the Administrator such copies of that Series' Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6.  REPORTS TO EACH SERIES

The Administrator shall prepare and furnish to each Series such reports, statistical data and other information in such form and at such intervals as such Series may reasonably request.

7.  OWNERSHIP OF SOFTWARE AND RELATED MATERIALS

All computer programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and no Series will acquire any ownership interest therein or property rights with respect thereto.

8.  CONFIDENTIALITY

The Administrator agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relate to any Series or to any of a Series' former, current or prospective shareholders, except that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Series (which approval will not be unreasonably withheld and may not be withheld by such Series where the Administrator advises such Series that it may be exposed to civil or criminal contempt proceeding or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Series.

9. THE ADMINISTRATOR'S ACTIONS IN RELIANCE ON SERIES' INSTRUCTIONS, LEGAL OPINIONS, ETC.; SERIES' COMPLIANCE WITH LAWS.

     9.1 The Administrator may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Series or with the
Administrator's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Administrator shall be protected in acting upon any such instructions, advice, or opinion and upon any other paper or document delivered by a Series or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons, and the Administrator shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Trust.

     9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to each Series by the Administrator, each Series assumes full responsibility for the preparation, contents, filing and distribution of its Prospectus and SAI, and full responsibility for other documents or actions required for compliance with all applicable requirements of the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over such Series.

10.  SERVICES TO OTHER CLIENTS

Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative or shareholder services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

11.  LIMITATION OF LIABILITY REGARDING THE TRUST

The Administrator shall look only to the assets of each Series for performance of this Agreement by the Trust on behalf of such Series, and neither the Trustees of the Trust nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor.

12.  INDEMNIFICATION BY SERIES

Each Series shall indemnify the Administrator and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrator that result from (i) any claim, action, suit or proceeding in connection with the Administrator's entry into or performance of this Agreement with respect to such Series; or (ii) any action taken or omission to act committed by the Administrator in the performance of its obligations hereunder with respect to such Series; or (iii) any action of the Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Series; provided, that the Administrator shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Administrator or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Series hereunder, the Administrator shall give such Series reasonable opportunity to defend against such claim in its own name or in the name of the Administrator.

13.  INDEMNIFICATION BY THE ADMINISTRATOR

The Administrator shall indemnify each Series and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Series which result form (i) the Administrator's failure to comply with the terms of this Agreement with respect to such Series; or (ii) the Administrator's lack of good faith in performing its obligations hereunder with respect to such Series; or (iii) the Administrator's negligence or misconduct or its employees, agents or contractors in connection herewith with respect to such Series. A Series shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that series or its employees, agents or contractors other than the Administrator, unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Adminsitrator. Before confessing any claim against it which may be subject to indemnification hereunder, a Series shall give the Administrator reasonable opportunity to defend against such claim in its own name or the name of the Series.

14.  EFFECT OF AGREEMENT

Nothing herein contained shall be deemed to require the Trust or any Series to take any action contrary to the Trust Instrument or By-laws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Series or the Trust.

15.  TERM OF AGREEMENT

The term of this Agreement shall begin on the date first above written with respect to each Series listed in Schedule A on the date hereof and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through January 31, 2003. With respect to each Series added by execution of an Addendum to Schedule A, the term of this Agreement shall begin on the date of such execution and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to the date two years after such execution. Thereafter, in each case this Agreement shall continue in effect with respect to each Series from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, such continuance with respect to a Series is approved at least annually by vote or written consent of the Trustees, including a majority of the Trustees who are not interested persons of either party hereto ("Disinterested Trustees"); and provided further, that neither party has terminated the Agreement in accordance with Section 17. The Administrator shall furnish any Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

16.  AMENDMENT OR ASSIGNMENT OF AGREEMENT

Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Series (i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Series. This Agreement shall terminate automatically and immediately in the event of its assignment; provided, that with the consent of a Series, the Administrator may subcontract to another person any of its responsibilities with respect to such Series.

17.  TERMINATION OF AGREEMENT

This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days' prior written notice to the other party; provided, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Series.

18.  USE OF NAME

Each Series hereby agrees that if the Administrator shall at any time for any reason cease to serve as administrator to a Series, such Series shall, if and when requested by the Administrator, thereafter refrain from using the name "Jackson National Asset Management, LLC" or the initials "JNAM" in connection with its business or activities, and the foregoing agreement of each Series shall survive any termination of this Agreement and any extension or renewal thereof.

19.  INTERPRETATION AND DEFINITION OF TERMS

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and affiliated person," as used in this Agreement shall have the meanings assigned to them by section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20.  CHOICE OF LAW

This Agreement is made and to be principally performed in the State of Illinois, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

21.  CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delineate nay of the provisions hereof or otherwise affect their construction or effect.

22.  EXECUTION ON COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.



                                    JNL SERIES TRUST



Attest:                             By:
       --------------------------      ----------------------------------------
        Thomas J. Meyer                Andrew B. Hopping
        Secretary                      President




                                    JACKSON NATIONAL ASSET MANAGEMENT, LLC



Attest:                             By:
       --------------------------      -----------------------------------------
        Susan Rhee                     Mark D. Nerud
        Secretary                      Chief Financial Officer

                                                    SCHEDULE A
                                              DATED JANUARY 31, 2001

JNL/Alger Growth Series
JNL/Alliance Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/J.P. Morgan Enhanced S&P 500(R) Stock Index Series JNL/J.P. Morgan International & Emerging Markets Series JNL/Janus Aggressive Growth Series JNL/Janus Capital Growth Series JNL/Janus Global Equities Series JNL/Janus Balanced Series JNL/Janus Growth & Income Series JNL/PIMCO Total Return Bond Series JNL/Putnam Growth Series JNL/Putnam Value Equity Series JNL/Putnam International Equity Series JNL/Putnam Midcap Growth Series JNL/S&P Conservative Growth Series I JNL/S&P Moderate Growth Series I JNL/S&P Aggressive Growth Series I JNL/S&P Very Aggressive Growth Series I JNL/S&P Equity Growth Series I JNL/S&P Equity Aggressive Growth Series I JNL/S&P Conservative Growth Series II JNL/S&P Moderate Growth Series II JNL/S&P Aggressive Growth Series II JNL/S&P Very Aggressive Growth Series II JNL/S&P Equity Growth Series II JNL/S&P Equity Aggressive Growth Series II JNL/S&P Aggressive Growth Index Series JNL/S&P Conservative Growth Index Series JNL/S&P Moderate Growth Index Series

JNL Enhanced Intermediate Bond Index Series JNL International Index Series JNL Russell 2000 Index Series JNL S&P 500 Index Series JNL S&P MidCap Index Series Lazard/JNL Small Cap Value Series Lazard/JNL Mid Cap Value Series PPM America/JNL Balanced Series PPM America/JNL High Yield Bond Series PPM America/JNL Money Market Series Salomon Brothers/JNL Balanced Series Salomon Brothers/JNL Global Bond Series Salomon Brothers/JNL High Yield Bond Series Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL Mid-Cap Growth Series
T. Rowe Price/JNL Value Series

                                   SCHEDULE B
                             DATED JANUARY 31, 2001

Series                                                           Fee
------                                                           ---
JNL/Alger Growth Series                                          .10%
JNL/Alliance Growth Series                                       .10%
JNL/Eagle Core Equity Series                                     .10%
JNL/Eagle SmallCap Equity Series                                 .10%
JNL/J.P. Morgan Enhanced S&P 500(R)Stock Index Series            .10%
JNL/J.P. Morgan International & Emerging Markets Series          .10%
JNL/Janus Aggressive Growth Series                               .10%
JNL/Janus Capital Growth Series                                  .10%
JNL/Janus Global Equities Series                                 .10%
JNL/Janus Balanced Series                                        .10%
JNL/Janus Growth & Income Series                                 .10%
JNL/PIMCO Total Return Bond Series                               .10%
JNL/Putnam Growth Series                                         .10%
JNL/Putnam Value Equity Series                                   .10%
JNL/Putnam International Equity Series                           .10%
JNL/Putnam Midcap Series                                         .10%
JNL/S&P Conservative Growth Series I                             .00%
JNL/S&P Moderate Growth Series I                                 .00%
JNL/S&P Aggressive Growth Series I                               .00%
JNL/S&P Very Aggressive Growth Series I                          .00%
JNL/S&P Equity Growth Series I                                   .00%
JNL/S&P Equity Aggressive Growth Series I                        .00%
JNL/S&P Conservative Growth Series II                            .00%
JNL/S&P Moderate Growth Series II                                .00%
JNL/S&P Aggressive Growth Series II                              .00%
JNL/S&P Very Aggressive Growth Series II                         .00%
JNL/S&P Equity Growth Series II                                  .00%
JNL/S&P Equity Aggressive Growth Series II                       .00%
JNL/S&P Aggressive Growth Index Series                           .00%
JNL/S&P Conservative Growth Index Series                         .00%
JNL/S&P Moderate Growth Index Series                             .00%
JNL Enhanced Intermediate Bond Index Series                      .10%
JNL International Index Series                                   .15%
JNL Russell 2000 Index Series                                    .10%
JNL S&P 500 Index Series                                         .10%
JNL S&P MidCap Index Series                                      .10%
Lazard/JNL Small Cap Value Series                                .10%
Lazard/JNL Mid Cap Value Series                                  .10%
PPM America/JNL Balanced Series                                  .10%
PPM America/JNL High Yield Bond Series                           .10%
PPM America/JNL Money Market Series                              .10%
Salomon Brothers/JNL Balanced Series                             .10%
Salomon Brothers/JNL Global Bond Series                          .10%
Salomon Brothers/JNL High Yield Bond Series                      .10%
Salomon Brothers/JNL U.S. Government & Quality Bond Series       .10%
T. Rowe Price/JNL Established Growth Series                      .10%
T. Rowe Price/JNL Mid-Cap Growth Series                          .10%
T. Rowe Price/JNL Value Series                                   .10%